                                 EXHIBIT 10.51

                             ARRANGEMENT AGREEMENT

                                  MADE BETWEEN

                                GLAMIS GOLD LTD.
                                      AND
                             RAYROCK RESOURCES INC.

                          DATED AS OF JANUARY 25, 1999

                             ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is made as of the 25th day of January, 1999.

BETWEEN:

              GLAMIS GOLD LTD, a company incorporated under the laws of the Province of British Columbia

              ("Glamis")

                                   -- and --

              RAYROCK RESOURCES INC., a corporation amalgamated under the laws of the Province of Ontario

              ("Rayrock")

     WHEREAS Rayrock intends to propose to the holders of its Multiple Voting Shares and Subordinate Voting Shares an arrangement under Section 182 of the Business Corporations Act (Ontario) (the "OBCA") on the terms of the Plan of Arrangement annexed hereto as Exhibit 1;

     AND WHEREAS each of the parties to this Agreement has agreed to participate in the Arrangement (as hereinafter defined);

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the respective covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE I

                                 INTERPRETATION

1.1  DEFINITIONS

     In this Agreement and in the recitals hereto, unless there is something in the context or subject matter inconsistent therewith, the following words and phrases shall have the meanings hereinafter set out:

     "AMENDING AGREEMENT" means the amending agreement dated January 23, 1999 between Rayrock and Glamis, amending the Original Glamis Agreement;

     "APPLICABLE LAW" means any domestic or foreign statute, law (including the common law), ordinance, rule, regulation, restriction, published regulatory policy or guideline, by-law (zoning or otherwise), or order or any consent, exemption, approval or licence of any domestic or foreign government (whether federal, provincial, state or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatever) that applies in whole or in part to Rayrock or Glamis, as the context requires, or to its respective business, undertaking, property or securities and, for further certainty, includes Applicable Securities Laws;

     "APPLICABLE SECURITIES LAWS" has the meaning ascribed thereto in section
     3.1.5 of this Agreement;

     "ARRANGEMENT" means the arrangement under section 182 of the OBCA involving, among other things, the issuance and/or distribution, as applicable, of Glamis Shares, Magin Shares and cash in exchange for Rayrock Shares, the exchange of Rayrock Stock Options for Glamis Stock Options and the exchange of Rayrock Share Appreciation Rights for Glamis Share Appreciation Rights, all as more particularly described in the Plan of Arrangement attached hereto as Exhibit 1;

     "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Rayrock relating to the Arrangement;

     "BLACKROCK" means BlackRock Ventures Inc., a corporation governed by the Canada Business Corporations Act;

     "BLACKROCK/GLAMIS AGREEMENT" means the agreement dated January 23, 1999 between BlackRock and Glamis which, among other things, establishes the terms and conditions pursuant to which BlackRock will vote at the Meeting its Rayrock Shares in favour of the special resolution of Rayrock Shareholders to approve the Arrangement;

     "BLACKROCK/GLAMIS SHARE EXCHANGE" means the acquisition by BlackRock pursuant to the terms of the Plan of Arrangement, in partial consideration for the exchange of its Rayrock Shares, of the Magin Shares in lieu of 3,088,652 Glamis Shares to which BlackRock otherwise would be entitled pursuant to the terms of the Plan of Arrangement;

     "BLACKROCK/GLAMIS SHARE EXCHANGE APPROVALS" means all necessary regulatory and shareholder approvals of the BlackRock/Glamis Share Exchange;

     "BLACKROCK/GLAMIS SHARE EXCHANGE RESOLUTION" means the ordinary resolution approving the BlackRock/Glamis Share Exchange;

     "BUSINESS DAY" means a day which is not a Saturday, Sunday or a civic or statutory holiday, within the meaning of the Interpretation Act (Canada), in Toronto, Ontario or Vancouver, British Columbia;

     "CANADIAN SECURITIES LAWS" means the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute, the published policies, bulletins and notices of the regulatory authorities administering such statutes, and the by-laws, rules and published policies of the TSE;

     "CASH/SHARE CONSIDERATION" means 1.6 Glamis Shares and $3.00 cash to be issued to a Rayrock Shareholder in exchange for each Rayrock Share pursuant to an Election;

     "CERTIFICATE OF ARRANGEMENT" means the certificate of arrangement giving effect to the Arrangement, endorsed by the Director pursuant to subsection 183(2) of the OBCA on the Articles of Arrangement;

     "CIBC MELLON" means CIBC Mellon Trust Company, Rayrock's registrar and transfer agent;

     "COMPANY ACT" means the Company Act (British Columbia), as now enacted or as may be amended from time to time;

     "COMPETING PROPOSAL" means a bona fide offer, proposal for amalgamation or other transaction which is proposed, offered or made to the Rayrock Shareholders or Rayrock to acquire the Rayrock Shares or substantially all of the assets and undertaking of Rayrock, whether by amalgamation, plan of arrangement or otherwise;

     "CONSIDERATION ELECTION FORM" means the form delivered to Rayrock Shareholders pursuant to section 8.5 of this Agreement whereby they may elect to receive the Cash/Share Consideration in exchange for Rayrock Shares;

     "COURT" means the Ontario Court (General Division);

     "DIRECTOR" means the Director appointed under section 278 of the OBCA;

     "DISSENT RIGHT" means the right to dissent to the Arrangement described in
     Article IV of the Plan of Arrangement;

     "EFFECTIVE DATE" means the date shown on the Certificate of Arrangement;

     "ELECTION" means the election duly and properly made by a Rayrock Shareholder pursuant to the Consideration Election Form to receive the Cash/Share Consideration in exchange for Rayrock Shares;

     "ELECTION DEADLINE" means, with respect to the delivery of the Consideration Election Form, the Business Day immediately preceding the day of the Meeting or any adjournment thereof;

     "EXCHANGE RATIO" means 2.71;

     "FINAL ORDER" means the final order made by the Court pursuant to subsection 182(5) of the OBCA, if issued, approving the Arrangement;

     "GLAMIS AGREEMENT" means the Original Glamis Agreement, as amended by the Amending Agreement;

     "GLAMIS DISCLOSURE DOCUMENTS" means:

     (a) its Form 10-K/A for the year ended December 31, 1997 which has been filed with Canadian securities regulatory authorities as its Annual Information Form, together with all documents and financial statements incorporated therein by reference;

     (b)  its Management Information Circular dated March 2, 1998;

     (c) its unaudited consolidated financial statements for the quarters ended March 31, June 30 and September 30, 1998;

     (d) all material change reports filed by Glamis with Canadian securities regulatory authorities from and after January 1, 1998 to but excluding the date hereof; and

     (e) all press releases issued by Glamis from and after January 1, 1998 to but excluding the date hereof;

     "GLAMIS SHARE APPRECIATION RIGHTS" means share appreciation rights which are to be granted by Glamis in replacement of Rayrock Share Appreciation Rights, in accordance with the Plan of Arrangement;

     "GLAMIS SHARES" means the common shares without par value in the capital of Glamis;

     "GLAMIS STOCK OPTIONS" means options to acquire Glamis Shares which are to be issued in replacement of Rayrock Stock Options in accordance with the Plan of Arrangement;

     "GLAMIS SUBSIDIARIES" means the subsidiaries (as that term is defined in the OBCA) of Glamis which are depicted on the chart attached hereto as
     Exhibit 2;

     "INFORMATION CIRCULAR" means the information circular, notice of meeting, Consideration Election Form and proxy form to be sent by Rayrock to Rayrock Shareholders soliciting, among other things, approval of the Arrangement;

     "INTERIM ORDER" means the order of the Court made pursuant to the application therefor contemplated by section 8.1 of this Agreement;

     "MAGIN" means Magin Energy Inc., a company governed by the Business Corporations Act (Alberta);

     "MAGIN SHARES" means the 3,285,800 common shares in the capital of Magin owned by Rayrock;

     "MATERIAL ADVERSE EFFECT" means, with respect to Rayrock or Glamis, as the case may be, a material adverse effect on its business, assets, properties, condition (financial or otherwise), results of operations or prospects, on a consolidated basis;

     "MEETING" means the special meeting of Rayrock Shareholders to be held pursuant to the Interim Order for the purpose of considering, among other things, the Arrangement Resolution and the BlackRock/ Glamis Share Exchange Resolution, including any adjournment or adjournments thereof;

     "NYSE" means the New York Stock Exchange;

     "OBCA" means the Business Corporations Act (Ontario), as now enacted or as may be amended from time to time;

     "ORIGINAL GLAMIS AGREEMENT" means the letter agreement between Rayrock and Glamis dated November 19, 1998, in which it was proposed that Glamis would acquire all of the Rayrock Shares pursuant to a statutory plan of arrangement;

     "PLAN OF ARRANGEMENT" means the formal plan of arrangement attached as
     Exhibit 1 to this Agreement, and any amendment or variation thereto made in accordance with section 9.2 of this Agreement;

     "RAYROCK DISCLOSURE DOCUMENTS" means:

     (a) its Annual Information Form for the year ended December 31, 1997, together with all documents and financial statements incorporated therein by reference;

     (b) its management information circulars dated May 15, 1998 and October 26, 1998;

     (c) its unaudited interim consolidated financial statements for the quarters ended March 31, June 30 and September 30, 1998;

     (d) all material change reports filed by Rayrock with Canadian securities regulatory authorities from and after January 1, 1998 to but excluding the date hereof; and

     (e) all press releases issued by Rayrock from and after January 1, 1998 to but excluding the date hereof;

     "RAYROCK MULTIPLE VOTING SHARES" means the multiple voting shares in the capital of Rayrock;

     "RAYROCK NEW COMMON SHARES" means shares in the new class of common shares in the capital of Rayrock which is to be created pursuant to the Articles of Arrangement;

     "RAYROCK SHARE APPRECIATION RIGHTS" means outstanding share appreciation rights granted by Rayrock prior to the date hereof;

     "RAYROCK SHAREHOLDER" means a holder of Rayrock Shares;

     "RAYROCK SHARES" means the issued and outstanding Rayrock Multiple Voting Shares and Rayrock Subordinate Voting Shares, collectively;

     "RAYROCK STOCK OPTIONS" means outstanding options to acquire Rayrock Subordinate Voting Shares granted by Rayrock prior to the date hereof;

     "RAYROCK SUBORDINATE VOTING SHARES" means the subordinate voting shares in the capital of Rayrock;

     "RAYROCK SUBSIDIARIES" means the subsidiaries (as that term is defined in the OBCA) of Rayrock, which are depicted on the chart attached hereto as
     Exhibit 3;

     "STOCK EXCHANGES" means the TSE and the NYSE, collectively;

     "SUPERIOR PROPOSAL" means a Competing Proposal which the board of directors of Rayrock determines in good faith (after consultation with its financial advisers) would, if completed in accordance with its terms, result in a transaction more favourable to the Rayrock Shareholders than the Arrangement provided such Competing Proposal contains a cash component of at least Cdn$3.25 per share;

     "TRUSTEE" means Montreal Trust Company of Canada;

     "TSE" means The Toronto Stock Exchange;

     "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended;

     "U.S. SECURITIES EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended;

     "U.S. COMMISSION" means the United States Securities and Exchange
     Commission;

     "VICEROY" means Viceroy Resource Corporation, a company governed by the Company Act;

     "VICEROY PROPOSAL" means the proposed arrangement between Rayrock and Viceroy described in an agreement dated January 11, 1999 between Rayrock and Viceroy;

and words and phrases used but not defined herein that are defined in the OBCA shall have the same meaning herein as in the OBCA unless the context otherwise requires.

1.2  CURRENCY

     All sums of money which are referred to in this Agreement and in the Plan of Arrangement are expressed in Canadian dollars unless otherwise stated.

1.3  HEADINGS

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to sections and Articles refer to sections and Articles of this Agreement unless otherwise stated.

1.4  REFERENCES TO AGREEMENT

     The terms "Arrangement Agreement", "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto and, unless otherwise indicated, a reference herein to a section is to the appropriate section of this Agreement.

1.5  NUMBER AND GENDER

     In this Agreement and in the Plan of Arrangement, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

1.6  ACTIONS TO BE TAKEN ON BUSINESS DAYS

     If any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.7  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.8  EXHIBITS

     The following exhibits are hereby incorporated in and form part of this
Agreement:

     Exhibit 1 -- Plan of Arrangement

     Exhibit 2 -- Subsidiaries and Other Corporations in which Glamis has an
                  Interest

     Exhibit 3 -- Subsidiaries and Other Corporations in which Rayrock has an
                  Interest

     Exhibit 4 -- Affiliate Agreement

     Exhibit 5 -- Disclosure Exceptions of Rayrock

                                   ARTICLE II
                                THE ARRANGEMENT

2.1  EFFECTIVE DATE OF ARRANGEMENT

     The Arrangement shall become effective on the Effective Date.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1   REPRESENTATIONS AND WARRANTIES OF GLAMIS

     Glamis hereby represents and warrants to Rayrock as follows and acknowledges that Rayrock is relying upon these representations and warranties in connection with entering into this Agreement.

3.1.1  ORGANIZATION AND QUALIFICATION

     Glamis has been duly incorporated and is validly existing as a corporation under the laws of the Province of British Columbia and has the requisite corporate power and authority to carry on its business as it is now being conducted. Glamis is duly qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on Glamis.

3.1.2  SUBSIDIARIES

     Each Glamis Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified to carry on business in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities, makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on Glamis.

3.1.3  COMPLIANCE WITH LAW

     Glamis and each of the Glamis Subsidiaries has complied with and is in compliance with all Applicable Laws, except where failure so to comply will not have a Material Adverse Effect on Glamis, and each of them has all licences, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that is material to the conduct of its business.

3.1.4  CAPITALIZATION

     The authorized capital of Glamis consists of 200,000,000 common shares without par value, of which 38,989,612 shares were validly issued and outstanding as at the date of this Agreement as fully paid and non-assessable shares and 5,000,000 preferred shares with a par value of $10 of which none were issued and outstanding as at the date of this Agreement. Not more than 2,535,000 Glamis Shares are issuable upon the exercise of all outstanding agreements, options, warrants and other rights to acquire shares in the capital of Glamis at prices ranging from $0.50 to $12.65 per share. Except as described in the immediately preceding sentence and as contemplated by the Plan of Arrangement, there are no options, warrants, conversion privileges, calls, or other rights, agreements, arrangements, commitments or obligations of Glamis or any of the Glamis Subsidiaries to issue or sell any shares of Glamis or any of the Glamis Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Glamis, any of the Glamis Subsidiaries or any other person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Glamis or any of the Glamis Subsidiaries. The holders of outstanding Glamis Shares are not entitled to any pre-emptive or other similar rights.

3.1.5  AUTHORITY RELATIVE TO THIS AGREEMENT

     Glamis has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Glamis and the consummation of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate proceedings on the part of Glamis are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Glamis and constitutes a valid and binding obligation, enforceable by Rayrock against Glamis in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity. Other than in connection with or in compliance with applicable Canadian Securities Laws, the U.S. Securities Exchange Act, securities or "blue-sky" laws of the states of the United States, the rules, regulations and forms made or promulgated under any such statute, the published policies, bulletins and notices of the regulatory authorities administering such statutes and the by-laws, rules and published policies of the NYSE (collectively the "Applicable Securities Laws"), no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Glamis for the consummation of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement.

3.1.6  MATERIAL AGREEMENTS

     Other than as referred to in the Glamis Disclosure Documents or as previously disclosed in writing to Rayrock, there are no agreements material to the conduct of Glamis' business. Except as previously disclosed in writing to Rayrock, no approval or consent of any person is required in order that such agreements continue in full force and effect following consummation of the transactions contemplated hereby.

3.1.7  FILINGS

     The Glamis Disclosure Documents, when taken together and as at their respective dates, include all documents that Glamis has been required by Applicable Securities Laws to file since December 31, 1997, were prepared in accordance with the requirements of Applicable Securities Laws and did not, when filed, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements made therein not misleading in light of the circumstances under which they were made and no material fact exists on the date hereof which has not been disclosed in the Glamis Disclosure Documents which, if publicly disclosed, would reflect that an adverse material change (or any event, condition or state of facts which might reasonably be expected to give rise to any such material change) had occurred in the affairs, capital, assets, liabilities, financial condition, operations or prospects of Glamis on a consolidated basis.

3.1.8  FINANCIAL STATEMENTS

     Glamis has delivered to Rayrock its audited consolidated financial statements for each of the fiscal years in the five-year period ended December 31, 1997 and its interim consolidated financial statements for the periods ended March 31, June 30 and September 30, 1998 (the "Glamis Financial Statements") and such statements and the notes thereto present fairly in all material respects the consolidated financial position of Glamis and the results of operations for the respective periods indicated in such statements and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis except as otherwise stated in the notes to such statements and Glamis has no liabilities (whether accrued, absolute, contingent or otherwise) of a nature required to be set out in such statements and the notes thereto in accordance with Canadian generally accepted accounting principles other than as set out in the Glamis Financial Statements and the notes thereto.

3.1.9  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Since December 31, 1997, except as disclosed in the Glamis Disclosure
Documents:

     (a) Glamis and the Glamis Subsidiaries have conducted their respective businesses only in the usual, ordinary and regular course and consistent with past practice;

     (b) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which has had or is reasonably likely to have a Material Adverse Effect on Glamis, has been incurred; and

     (c) there has not been any event which has had or is reasonably likely to have a Material Adverse Effect on Glamis.

3.1.10 LITIGATION

     Except as set forth or reflected in the Glamis Disclosure Documents, there is no claim, action, proceeding or investigation pending or, to the knowledge of Glamis, threatened against or relating to Glamis or any of the Glamis Subsidiaries or affecting any of their properties or assets before any court or governmental or regulatory authority or body which, if adversely determined, is likely to have a Material Adverse Effect on Glamis or prevent or materially delay consummation of the transactions contemplated by this Agreement, nor is Glamis aware of any basis for any such claim, action, proceeding or investigation. Neither Glamis nor any of the Glamis Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had or is reasonably likely to have a Material Adverse Effect on Glamis or prevent or materially delay consummation of the transactions contemplated by this Agreement.

3.1.11 STATUS

     Except as otherwise expressly disclosed in writing to Rayrock or disclosed in the Glamis Disclosure Documents:

     (a) Glamis's corporate structure and shareholdings in the Glamis Subsidiaries and other corporations in which Glamis has an interest are as depicted on Exhibit 2 to this Agreement. Glamis owns, directly or indirectly, that percentage of the issued and outstanding shares in the capital of each of the Glamis Subsidiaries as is described in Exhibit 2, free and clear of any liens, pledges, charges or other encumbrances;

     (b) Glamis and the Glamis Subsidiaries have those interests, rights and obligations with respect to mineral properties and other assets as are described in the Glamis Financial Statements;

     (c) Glamis is up-to-date in its applicable corporate filings and Applicable Securities Laws filings;

     (d) the issued and outstanding Glamis Shares are listed on the Stock Exchanges; and

     (e) Glamis is a "reporting issuer" not in default of its obligations under Canadian Securities Laws in the provinces of British Columbia, Alberta, Saskatchewan, Ontario, Quebec, Newfoundland and Nova Scotia, is in good standing with respect to required statutory filings under the securities legislation of the provinces of Manitoba, New Brunswick and Prince Edward Island and is a registrant under the U.S. Securities Exchange Act.

3.1.12 NO CONFLICT

     The execution of this Agreement and the performance of the terms hereof shall not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which Glamis or any of the Glamis Subsidiaries is a party or by which Glamis or any of the Glamis Subsidiaries is bound or any judgement, decree, order, statute, rule, licence or regulation applicable to Glamis or any of the Glamis Subsidiaries.

3.1.13 NO UNTRUE STATEMENTS

     The information contained in the Information Circular and in this Agreement does not contain an untrue statement of a material fact relating to Glamis and does not omit to state any material fact relating to Glamis required to be stated therein or necessary in order to make the statements made therein relating to Glamis not misleading in light of the circumstances under which they were made.

3.1.14 BLACKROCK/GLAMIS AGREEMENT

     The BlackRock/Glamis Agreement is in good standing and in full force and effect, unamended as at the date hereof, and is a valid and binding obligation of Glamis, enforceable by BlackRock against Glamis in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity. Glamis has complied with all material terms of the BlackRock/Glamis Agreement, and has not waived any rights thereunder, and no default or breach exists in respect thereof on the part of Glamis.

3.2   REPRESENTATIONS AND WARRANTIES OF RAYROCK

     Rayrock hereby represents and warrants to Glamis as follows and acknowledges that Glamis is relying upon these representations and warranties in entering into this Agreement.

3.2.1  ORGANIZATION AND QUALIFICATION

     Rayrock has been duly amalgamated and is validly existing as a corporation under the OBCA and has full corporate power and authority to own its assets and conduct its business as now owned and conducted. Rayrock is duly qualified to carry on business, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on Rayrock.

3.2.2  SUBSIDIARIES

     Each Rayrock Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified to carry on business in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities, makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect on Rayrock.

3.2.3  COMPLIANCE WITH LAW

     Rayrock and each of the Rayrock Subsidiaries has complied with and is in compliance with all Applicable Laws, except where failure so to comply will not have a Material Adverse Effect on Rayrock, and each of them has all licences, permits, orders or approvals of, and has made all required registrations with, any governmental or regulatory body that is material to the conduct of its business.

3.2.4  CAPITALIZATION

     The authorized capital of Rayrock consists of an unlimited number of Rayrock Subordinate Voting Shares and an unlimited number of Rayrock Multiple Voting Shares. As at December 31, 1998, 19,185,920 Rayrock Subordinate Voting Shares and 176,000 Rayrock Multiple Voting Shares were validly issued and outstanding as fully paid and non-assessable. As at December 31, 1998, 1,649,500 Rayrock Subordinate Voting Shares were subject to Rayrock Stock Options, and Rayrock had granted Rayrock Share Appreciation Rights based on 949,571 Rayrock Subordinate Voting Shares, at prices ranging from $5.40 to $16.00 per share. Except as described in the immediately preceding sentence, there are no options, warrants, conversion privileges, calls, or other rights, agreements, arrangements, commitments or obligations of Rayrock or any of the Rayrock Subsidiaries to issue or sell any shares of Rayrock or of any of the Rayrock Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Rayrock, any of the Rayrock Subsidiaries or any other person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Rayrock or any of the Rayrock Subsidiaries. The Rayrock Shareholders are not entitled to any pre-emptive or other similar rights.

3.2.5  AUTHORITY RELATIVE TO THIS AGREEMENT

     Rayrock has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Rayrock and the consummation by Rayrock of the transactions contemplated by this Agreement have been duly authorized by the board of directors of Rayrock and no other corporate proceedings on the part of Rayrock (other than all necessary shareholders' approvals) are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Rayrock and constitutes a valid and binding obligation of Rayrock, enforceable by Glamis against Rayrock in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity. Other than in connection with or in compliance with the provisions of Applicable Securities Laws, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by Rayrock of its obligations under this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by this Agreement.

3.2.6  MATERIAL AGREEMENTS

     Other than as referred to in the Rayrock Disclosure Documents or as previously disclosed in writing to Glamis, there are no agreements material to the conduct of Rayrock's business. Except as previously disclosed in writing to Glamis, no approval or consent of any person is required in order that such agreements continue in full force and effect following consummation of the transactions contemplated hereby.

3.2.7  FILINGS

     The Rayrock Disclosure Documents, when taken together and as at their respective dates, include all the documents that Rayrock has been required by Applicable Securities Laws to file since December 31, 1997, were prepared in accordance with the requirements of Applicable Securities Laws and did not, when filed, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements made therein not misleading in light of the circumstances under which they were made and no material fact exists on the date hereof which has not been disclosed in the Rayrock Disclosure Documents which, if publicly disclosed, would reflect that an adverse material change (or any event, condition or state of facts which might reasonably be expected to give rise to any such material change) had occurred in the affairs, capital, assets, liabilities, financial condition, operations or prospects of Rayrock on a consolidated basis.

3.2.8  FINANCIAL STATEMENTS

     Rayrock has delivered to Glamis its audited consolidated financial statements for each of the fiscal years in the five-year period ended December 31, 1997 and its interim consolidated financial statements for the periods ended March 31, June 30 and September 30, 1998 (the "Rayrock Financial Statements") and such statements and the notes thereto present fairly in all material respects the consolidated financial position of Rayrock and the results of operations for the respective periods indicated in such statements and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis except as otherwise stated in the notes to such statements and Rayrock has no liabilities (whether accrued, absolute, contingent or otherwise) of a nature required to be set out in such statements and the notes thereto in accordance with Canadian generally accepted accounting principles other than as set out in the Rayrock Financial Statements and the notes thereto.

3.2.9  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Since December 31, 1997, except as disclosed in the Rayrock Disclosure
Documents:

     (a) Rayrock and the Rayrock Subsidiaries have conducted their respective businesses only in the usual, ordinary and regular course and consistent with past practice;

     (b) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which has had or is reasonably likely to have a Material Adverse Effect on Rayrock has been incurred; and

     (c) there has not been any event which has had or is reasonably likely to have a Material Adverse Effect on Rayrock.

3.2.10 EMPLOYMENT AGREEMENTS

     Rayrock and the Rayrock Subsidiaries do not have any employment, management or service agreements which provide for material lump sum payments upon a change of control of Rayrock or upon their termination by Rayrock, save and except as disclosed in Exhibit 5.

3.2.11 LITIGATION

     Except as set forth or reflected in the Rayrock Disclosure Documents, or as disclosed previously in writing to Glamis, there is no claim, action, proceeding or investigation pending or, to the knowledge of Rayrock, threatened against or relating to Rayrock or any of the Rayrock Subsidiaries or affecting any of their properties or assets before any court or governmental or regulatory authority or body which, if adversely determined, is likely to have a Material Adverse Effect on Rayrock or prevent or materially delay consummation of the transactions contemplated by this Agreement, nor is Rayrock aware of any basis for any such claim, action proceeding or investigation. Neither Rayrock nor any of the Rayrock Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had or is reasonably likely to have a Material Adverse Effect on Rayrock or prevent or materially delay consummation of the transactions contemplated by this Agreement.

3.2.12 STATUS

     Except as otherwise expressly disclosed in writing to Glamis or disclosed in the Rayrock Disclosure Documents:

      (a) Rayrock's corporate structure and shareholdings in the Rayrock Subsidiaries and other corporations in which Rayrock has an interest are as depicted on Exhibit 3 to this Agreement. Rayrock owns, directly or indirectly, that percentage of the issued and outstanding shares as is described in Exhibit 3 in the capital of each of the Rayrock Subsidiaries, free and clear of any liens, pledges, charges or other encumbrances;

      (b) save and except as described in Exhibit 5, Rayrock and the Rayrock Subsidiaries have those interests, rights and obligations with respect to mineral properties and other assets as are described in the Rayrock Financial Statements;

      (c) Rayrock is up-to-date in its applicable corporate filings and applicable Canadian Securities Laws filings; and

      (d) Rayrock is a "reporting issuer" not in default of its obligations under Canadian Securities Laws in Ontario, Quebec, British Columbia, Alberta, Saskatchewan and Manitoba.

3.2.13 NO CONFLICT

     The execution of this Agreement and the performance of the terms hereof shall not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which Rayrock or any of the Rayrock Subsidiaries is a party or by which Rayrock or any of the Rayrock Subsidiaries is bound or any judgement, decree, order, statute, rule, licence or regulation applicable to Rayrock or any of the Rayrock Subsidiaries.

3.2.14 TERMINATION OF VICEROY PROPOSAL

     The Board of Directors of Rayrock has determined that the terms of the Arrangement are more favourable to the Rayrock Shareholders than the Viceroy Proposal and Rayrock has notified Viceroy that Rayrock has terminated its agreement with Viceroy relating to the Viceroy Proposal.

3.2.15 NO UNTRUE STATEMENTS

     The information contained in the Information Circular and in this Agreement does not contain an untrue statement of a material fact relating to Rayrock and does not omit to state any material fact relating to Rayrock required to be stated therein or necessary in order to make the statements made therein relating to Rayrock not misleading in light of the circumstances under which they were made.

3.2.16 MAGIN SHARES

      (a) Rayrock has the sole right to sell all of the Magin Shares and all of the Magin Shares are, and at the Effective Date will be, beneficially owned by Rayrock with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands of any nature or kind whatsoever, subject to the terms of the BlackRock/Glamis Agreement;

      (b) no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from Rayrock of any Magin Shares or any interest or right thereto, subject to the terms of the BlackRock/Glamis Agreement; and

      (c) none of the execution or delivery by Rayrock of this Agreement or the completion of the transactions contemplated by this Agreement will, immediately prior to the Effective Date, result in a breach of any other agreement or instrument to which Rayrock is a party or by which Rayrock or the Magin Shares are bound.

                                   ARTICLE IV

                                   COVENANTS

4.1    COVENANTS OF RAYROCK

     Rayrock covenants and agrees with Glamis that, prior to the Effective Date, unless Glamis shall agree in writing or as otherwise expressly contemplated or permitted by this Agreement:

      (a) Rayrock shall, and shall cause each of the Rayrock Subsidiaries to, conduct its and their respective business only in, not take any action except in, and maintain their respective facilities in, the usual, ordinary and regular course of business and consistent with past practice;

      (b) Rayrock shall not directly or indirectly do or permit to occur any of the following:

           (i) issue, sell, pledge, lease, dispose of or encumber or agree to issue, sell, pledge, lease, dispose of or encumber (or permit any of the Rayrock Subsidiaries to issue, sell, pledge, lease, dispose of or encumber or agree to issue, sell, pledge, lease, dispose of or encumber):

                 (1) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, Rayrock or any of the Rayrock Subsidiaries (other than pursuant to the exercise of the Rayrock Stock Options); or

                 (2) except in the ordinary course of business, any assets of Rayrock or any of the Rayrock Subsidiaries;

           (ii) amend or propose to amend its articles or by-laws or those of any of the Rayrock Subsidiaries;

           (iii) split, combine or reclassify any outstanding Rayrock Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Rayrock Shares;

           (iv) redeem, purchase or offer to purchase (or permit any of the Rayrock Subsidiaries to redeem, purchase or offer to purchase) any Rayrock Shares or other securities of Rayrock or any shares or other securities of the Rayrock Subsidiaries;

           (v) reorganize, amalgamate or merge Rayrock or any of the Rayrock Subsidiaries with any other person, corporation, partnership or other business organization whatsoever; or

           (vi) reduce the stated capital of Rayrock or any of the Rayrock Subsidiaries;

      (c) Rayrock shall not enter into or change the terms of any employment, consulting or severance agreement or other similar arrangement with any of its directors, officers or any other person or pay any compensation to any such director, officer or other person other than as explicitly provided in any such agreement;

      (d) Rayrock shall deliver to Glamis, no later than 10 Business Days prior to the Meeting, a letter identifying all persons who are, or may be deemed to be, at the time of the Meeting, "affiliates" of Rayrock within the meaning of Rule 145(c) and Rule 144(a)(1) under the U.S. Securities Act and shall use its reasonable best efforts to cause each person who is identified as an "affiliate" to deliver to Glamis, prior to the Effective Date, a written agreement in substantially the form of Exhibit 4 attached hereto;

      (e) Rayrock shall use its reasonable best efforts, and cause each of the Rayrock Subsidiaries to use its reasonable best efforts, to preserve intact their respective business organizations and goodwill, to keep available the services of its and their officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them; not take any action, or permit any of the Rayrock Subsidiaries to take any action, which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at any time prior to the Effective Date if then made; and promptly notify Glamis orally and in writing of any Material Adverse Effect on Rayrock in the normal course of its or any of the Rayrock Subsidiaries' businesses or in the operation of its or any of the Rayrock Subsidiaries' properties and of any material governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

      (f) Rayrock shall permit Glamis, its officers, directors, employees, consultants and advisers, at all reasonable times, access to the books, records and data, including drill core and other samples, of Rayrock and the Rayrock Subsidiaries;

      (g)  Rayrock shall act in good faith:

           (i) in using its reasonable best efforts to finalize and mail the Information Circular for the Meeting on or before January 29, 1999, which Information Circular shall contain a recommendation of the Board of Directors of Rayrock that Rayrock Shareholders vote in favour of the Arrangement at the Meeting;

           (ii) in finalizing material for applications to the Ontario Court (General Division) in respect of the Arrangement for each of the Interim Order and Final Order and in making an application to the Court for the Final Order, and shall advise the Court that, if the Arrangement is approved, the Glamis Shares and Glamis Stock Options to be issued pursuant to the Arrangement shall not require registration under the U.S. Securities Act by virtue of Section 3(a)(10) thereof and the Final Order;

           (iii)  in soliciting shareholder approval for the Arrangement;

           (iv) in using its reasonable best efforts to hold the Meeting on or before February 26, 1999; and

           (v) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions precedent contained herein in favour of each party, in sending the Articles of Arrangement to the Director for endorsement thereon of the Certificate of Arrangement by the Director pursuant to section 183 of the OBCA, and such other documents as may reasonably be required in connection therewith under the OBCA to give effect to the Arrangement;

      (h) Rayrock shall not enter into any material transaction without the prior approval of Glamis, such approval not to be unreasonably withheld;

      (i) Rayrock shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as is practicable the transactions contemplated by this Agreement and the Plan of Arrangement, including the execution and delivery of such documents as Glamis may reasonably require and to use its best efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, approvals and filings under Applicable Securities Laws and submissions of information requested by governmental authorities; notwithstanding the foregoing, however, if a Superior Proposal is made to the Rayrock Shareholders or to Rayrock, then the Board of Directors of Rayrock may withdraw, modify or change any recommendation previously given or agreed to be given respecting the Arrangement;

      (j)  Rayrock shall use its reasonable best efforts to deliver to Glamis:

           (i) certified copies of resolutions duly passed by the Board of Directors of Rayrock approving this Agreement and the consummation of the transactions contemplated hereby;

           (ii) certified copies of the resolutions of Rayrock Shareholders duly passed at the Meeting approving the Arrangement and the consummation of the transactions contemplated thereby; and

           (iii) resignations and releases in favour of Rayrock from all of the directors and officers of Rayrock and from those directors and officers of the Rayrock Subsidiaries as are designated by Glamis; and

      (k) prior to the earlier of (a) the Effective Date and (b) the termination of the BlackRock/Glamis Agreement, Rayrock shall not, directly or indirectly, sell, transfer, encumber or otherwise dispose of any of the Magin Shares or agree to do any of the foregoing.

4.2    COVENANTS OF GLAMIS

     Glamis covenants and agrees with Rayrock that, prior to the Effective Date, unless Rayrock shall otherwise agree in writing or as expressly contemplated or permitted by this Agreement:

      (a) Glamis shall not directly or indirectly do or permit to occur any of the following which would result in a change in the undertaking or business of Glamis or which would have a Material Adverse Effect on
      Glamis:

           (i) issue, sell, pledge, lease, dispose of or encumber or agree to issue, sell, pledge, lease, dispose of or encumber (or permit any of the Glamis Subsidiaries to issue, sell, pledge, lease, dispose of or encumber or agree to issue, sell, pledge, lease, dispose of or encumber):

                 (1) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, Glamis or any of the Glamis Subsidiaries (other than pursuant to the exercise of any stock options currently outstanding); or

                 (2) except in the ordinary course of business, any assets of Glamis or of any of the Glamis Subsidiaries;

           (ii) amend or propose to amend its memorandum or articles or those of any of the Glamis Subsidiaries;

           (iii) split, combine or reclassify any outstanding Glamis Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Glamis Shares;

           (iv) redeem, purchase or offer to purchase (or permit any of the Glamis Subsidiaries to redeem, purchase or offer to purchase) any Glamis Shares or other securities of Glamis or any shares or other securities of the Glamis Subsidiaries;

           (v) reorganize, amalgamate or merge Glamis or any of the Glamis Subsidiaries with any other person, corporation, partnership or other business organization whatsoever;

           (vi) reduce the stated capital of Glamis or any of the Glamis Subsidiaries; or

           (vii) acquire or agree to acquire (by merger, amalgamation, acquisition of stock or assets or otherwise) any person, corporation, partnership or other business organization or division;

      (b) Glamis shall use its reasonable best efforts, and cause each of the Glamis Subsidiaries to use its reasonable best efforts, to preserve intact their respective business organizations and goodwill, to keep available the services of its and their officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them; not take any action, or permit any of the Glamis Subsidiaries to take any action, which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at any time prior to the Effective Date if then made; and promptly notify Rayrock orally and in writing of any Material Adverse Effect on Glamis in the normal course of its or any of the Glamis Subsidiaries' businesses or in the operation of its or any of the Glamis Subsidiaries' properties and of any material governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

      (c) Glamis shall permit Rayrock and its respective officers, directors, employees, consultants and advisers, at all reasonable times, access to the books, records and data, including drill core and other samples, of Glamis and the Glamis Subsidiaries;

      (d) Glamis shall act in good faith and co-operate with Rayrock in assisting in:

           (i)  the preparation of the Information Circular for the Meeting; and

           (ii) the preparation of the applications to the Ontario Court (General Division) for each of the Interim Order and Final Order;

      (e) Glamis shall, on or prior to the Effective Date, conditionally allot and reserve for issuance a sufficient number of Glamis Shares to meet the obligations of Glamis under this Agreement and the Plan of Arrangement;

      (f) Glamis shall take such action as may be necessary to ensure that there shall not be any impediment to the general free tradeability of the Glamis Shares to be issued in connection with the Arrangement or, subject to subsection 4.2(j), in connection with the exercise of any Glamis Stock Options issued under the Arrangement to persons who will be an employee of or consultant to Rayrock or Glamis after the Effective Date:

           (i) in Canada by Canadian residents who are not "affiliates" (as that term is used in the U.S. Securities Act) of Rayrock or Glamis, subject only to any restrictions imposed under Canadian Securities Laws relating to sales of securities from holdings of "control persons", market preparations and consideration payments; and

           (ii) in the United States, subject only to any restrictions imposed by Rules 144 and 145 under the U.S. Securities Act relating to sales of such Glamis Shares by "affiliates" of Rayrock or Glamis;

      (g) Glamis shall take all necessary action to have listed and posted for trading on the Stock Exchanges the Glamis Shares to be issued under this Agreement and the Arrangement and upon the exercise of Glamis Stock Options;

      (h) Glamis shall, until the Effective Date, maintain its status as a registrant under the U.S. Securities Exchange Act and shall file in a timely manner all documents required to be filed with the U.S. Commission as a result of such status or as a result of the Arrangement;

      (i)  use its reasonable best efforts to deliver to Rayrock:

           (i) certified copies of resolutions duly passed by the Board of Directors of Glamis approving this Agreement and the consummation of the transactions contemplated hereby and conditionally allotting for issuance the aggregate number of Glamis Shares that may be required to be issued in accordance with the terms of this Agreement and the Plan of Arrangement; and

           (ii) evidence of the approval or conditional approval of the Stock Exchanges of the listing on such Stock Exchanges of the Glamis Shares issuable to Rayrock Shareholders pursuant to the Arrangement and the listing on the TSE of the Glamis Shares issuable pursuant to the exercise of the Glamis Stock Options, subject only to compliance with the usual requirements of such Stock Exchanges;

      (j) Glamis shall, within 10 Business Days after the Effective Date, file a Form S-8 with the U.S. Commission for the purpose of registering under the U.S. Securities Act the Glamis Shares issuable upon exercise of the Glamis Stock Options issued to holders of Rayrock Stock Options who will be employees of or consultants to Rayrock or Glamis after the Effective Date and shall forthwith thereafter apply to the NYSE for the listing thereon of the Glamis Shares issuable upon exercise of the Glamis Stock Options, whether covered by the Form S-8 or not; and

      (k) Glamis shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as is practicable the transactions contemplated by this Agreement and the Plan of Arrangement, including the execution and delivery of such documents as Rayrock may reasonably require, and to use its best efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, approvals and filings under Applicable Securities Laws and submissions of information requested by governmental authorities.

                                   ARTICLE V

                    PAYMENT OBLIGATIONS; SUPERIOR PROPOSALS

5.1  PAYMENT OBLIGATIONS

     (a) Rayrock and Glamis agree and acknowledge that $2,000,000 (the "Payment") represents a reasonable estimate of the expenses and costs incurred and to be incurred by Glamis in connection with the Arrangement including, without limitation, amounts paid or payable to financial advisers and their legal counsel, auditors, legal counsel, printers, the transfer agent and other arm's length third parties that perform services on behalf of Glamis in connection with the negotiation of this Agreement and the Arrangement, the due diligence review conducted by Glamis in connection with the Arrangement, fees relating to financing for the Arrangement, the preparation of the Information Circular in respect of the Arrangement and related documents, and other steps to implement the Arrangement.

     (b) If Rayrock fails to complete the Arrangement (other than as a result of the termination of this Agreement by Rayrock and Glamis under subsection 6.1(a) or by Rayrock or Glamis under subsection 6.1(b) (other than as a result of a breach of this Agreement by Rayrock) or by Rayrock under any of subsections 6.1(c), (d) or (e)), and if prior to November 20, 1999, Rayrock or the Rayrock

     Shareholders enter into a transaction which is completed and which is a merger, amalgamation, arrangement, take-over bid, sale of all or substantially all of its assets (excluding Rayrock's investment in BlackRock) or similar transaction involving Rayrock or any one or more of the Rayrock Subsidiaries (excluding BlackRock's investment in Rayrock) or whereby 50% or greater of the issued voting rights at meetings of the holders of Rayrock Subordinate Voting Shares or a similar number of treasury shares of Rayrock are acquired by one or more persons, Rayrock shall make the Payment as full reimbursement to Glamis for any and all expenses paid or required to be paid by Glamis, or other costs incurred by Glamis, in connection with this Agreement and the transactions contemplated hereby, it being understood that the Payment shall represent the parties' genuine pre-estimate of liquidated damages payable to Glamis or otherwise payable to Glamis as a result of the failure to complete the Arrangement and Glamis agrees such Payment shall satisfy all amounts due and payable by Rayrock to Glamis in such case.

5.2  NO SOLICITATIONS

     (a) Rayrock shall not, prior to the earlier of the Effective Date and the termination of this Agreement, directly or indirectly solicit, initiate, knowingly encourage or assist others in making a Competing Proposal, provided that, notwithstanding the foregoing, nothing shall prevent the Board of Directors of Rayrock from responding to an unsolicited bona fide written Competing Proposal that the Board of Directors of Rayrock receives prior to the date of the Meeting and which is a Superior Proposal.

     (b) Rayrock shall promptly notify Glamis in writing of all Competing Proposals of which Rayrock's directors or senior officers have become aware, or any request for non-public information of Rayrock or any Rayrock Subsidiary in connection with a Competing Proposal by any person that informs Rayrock that it is considering making or has made a Competing Proposal. Such notice shall include a description of the material terms and conditions of any proposal and provide such details of the proposal, inquiry or contact as Glamis may reasonably request, including the identity of the person making the proposal, inquiry or contact.

                                   ARTICLE VI

                             TERMINATION AND WAIVER

6.1  TERMINATION

     This Agreement may be terminated at any time prior to the Effective Date:

     (a)  by mutual consent of Glamis and Rayrock;

     (b) by either Glamis or Rayrock if the Effective Date of the Arrangement has not occurred by February 28, 1999;

     (c) by either Glamis or Rayrock (providing that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party, and such breach has not been cured or best efforts are not being employed to cure such breach within ten days after notice thereof is given to the party committing such breach;

     (d) by either Glamis or Rayrock if the Arrangement shall not have received the required approvals of the Rayrock Shareholders or of the Court on or before February 28, 1999;

     (e)  by either Glamis or Rayrock if:

        (i) the conditions to such party's obligations to complete the Arrangement shall have become impossible to satisfy, or

        (ii) any permanent injunction or other order of a court or other competent authority preventing the Arrangement shall become final and non-appealable; or

     (f)  by Rayrock in the event of a Superior Proposal.

6.2  WAIVER

     At any time prior to the Effective Date, either party hereto may:

     (a) extend the time for the performance of any of the obligations or other acts of the other party hereto; or

     (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

6.3  EFFECT OF TERMINATION

     If this Agreement is terminated as provided in section 6.1, this Agreement shall become void and there shall be no liability or further obligation on the part of any party hereto or any of their respective shareholders, officers or directors, except for liability arising from a wilful breach of this Agreement or common law fraud or any liability of Rayrock arising under section 5.1.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

7.1  MUTUAL CONDITIONS PRECEDENT

     The respective obligations of Rayrock and Glamis to complete the transactions contemplated herein shall be subject to the satisfaction, on or before the Effective Date, of each of the following conditions:

     (a) the Arrangement, with or without amendment, and the transactions contemplated thereby shall have been approved by Rayrock Shareholders at the Meeting in accordance with the Interim Order;

     (b) the Final Order shall have been granted by the Court, which order shall reflect the intent of the parties hereto as expressed by this Agreement and shall be in form and substance satisfactory to each of Glamis and Rayrock, each acting reasonably and having regard to this Agreement;

     (c) the Final Order together with the Articles of Arrangement shall have been accepted by the Director for filing;

     (d) there shall not be in force any order or decree of a court of competent jurisdiction, any federal, provincial, municipal or other governmental department or any commission, board, agency or regulatory body restraining, interfering with or enjoining the consummation of the transactions contemplated by this Agreement including, without limitation, the Arrangement;

     (e) the Stock Exchanges on the part of Glamis and the TSE on the part of Rayrock shall have approved the transactions contemplated hereby, including, in particular, the Arrangement;

     (f) the Stock Exchanges shall have approved or conditionally approved the listing thereon of the Glamis Shares issuable to Rayrock Shareholders pursuant to the Arrangement as of the Effective Date, subject to compliance with the usual requirements of such Stock Exchanges and the TSE shall have approved or conditionally approved the listing thereon of the Glamis Shares issuable pursuant to the Glamis Stock Options;

     (g) each person (other than the parties hereto) that is to do any act or thing contemplated in the Arrangement shall have agreed to do each such act or thing pursuant to an agreement with the appropriate party or parties hereto, in form and substance satisfactory to each of Rayrock and Glamis; and

     (h)  this Agreement shall not have been terminated pursuant to Article VI.

7.2  CONDITIONS TO OBLIGATIONS OF RAYROCK

     The obligation of Rayrock to complete the transactions contemplated herein is subject to the satisfaction, on or before the Effective Date, of each of the following conditions, which conditions are for the sole benefit of

Rayrock and may be waived by it in whole or in part by notice in writing to Glamis without prejudice to the rights of Rayrock to rely on any other condition:

     (a) Rayrock, acting reasonably, shall be satisfied that no adverse material change has occurred in the business or financial affairs of Glamis from December 31, 1997 to the Effective Date;

     (b) except as affected by the transactions contemplated by this Agreement, the representations and warranties of Glamis contained in section 3.1 shall be true and correct in all material respects on the Effective Date with the same effect as though such representations and warranties had been made at and as of such date and Rayrock shall have received a certificate to that effect, dated the Effective Date, of two senior officers of Glamis;

     (c) each of the covenants, acts and undertakings of Glamis to be performed pursuant to the terms of this Agreement shall have been performed in all material respects by Glamis;

     (d) no third party act, action, suit or proceeding shall have been taken which would prohibit Rayrock from completing the Arrangement or which would have a Material Adverse Effect on Glamis;

     (e) Rayrock shall have received all required regulatory approvals in respect of the Arrangement; and

     (f) Rayrock shall have received all such other documents and certificates as reasonably may be required by Rayrock in connection with the completion of the Arrangement, including, without limitation but for greater certainty, an opinion of Lang Michener Lawrence & Shaw dated the Effective Date, satisfactory in form and substance in all material respects to Rayrock and its counsel, acting reasonably, and addressed to Rayrock.

7.3  CONDITIONS TO OBLIGATIONS OF GLAMIS

     The obligation of Glamis to complete the transactions contemplated herein is subject to the satisfaction of each of the following conditions on or before the Effective Date, which conditions are for the sole benefit of Glamis and may be waived by it in whole or in part by notice in writing to Rayrock without prejudice to the rights of Glamis to rely on any other condition:

     (a) Glamis, acting reasonably, shall be satisfied that no adverse material change has occurred in the business or financial affairs of Rayrock from December 31, 1997 to the Effective Date;

     (b) except as affected by transactions contemplated by this Agreement, the representations and warranties of Rayrock contained in section 3.2 shall be true and correct in all material respects on the Effective Date with the same effect as though such representations and warranties had been made at and as of such time and Glamis shall have received a certificate to that effect, dated the Effective Date, of two senior officers of Rayrock;

     (c) each of the covenants, acts and undertakings of Rayrock to be performed pursuant to the terms of this Agreement shall have been performed in all material respects by Rayrock;

     (d) all requisite regulatory approvals (including, without limitation, of any stock exchanges or securities commissions) that are reasonably necessary to permit the Arrangement to be completed, shall have been obtained on terms satisfactory to Glamis, acting reasonably;

     (e) Rayrock shall not have received notices of the exercise of Dissent Rights in respect of more than 5% of the number of Rayrock Shares issued and outstanding as at the date of the Information Circular; and

     (f) Glamis shall have received all such other documents and certificates as reasonably may be required by Glamis in connection with the completion of the Arrangement, including, without limitation but for greater certainty, an opinion of Bennett Jones, dated the Effective Date, satisfactory in form and substance in all material respects to Glamis and its counsel, acting reasonably, and addressed to Glamis.

                                  ARTICLE VIII

                         IMPLEMENTATION OF ARRANGEMENT

8.1  INTERIM ORDER

     The notice of motion for the application for the Interim Order shall request that the Interim Order provide:

     (a) for the classes of person to whom notice is to be provided in respect of the Arrangement and the Meeting and for the manner in which such notices are to be provided;

     (b) that holders of outstanding Rayrock Multiple Voting Shares and Rayrock Subordinate Voting Shares as such shall be entitled to vote on the Arrangement separately by class and not together and the sole holder of Rayrock Multiple Voting Shares shall be entitled to vote by consent resolution;

     (c) that the requisite shareholders' approval for the Arrangement shall be:

        (i) 66 2/3% of the votes cast on the Arrangement by holders of Rayrock Subordinate Voting Shares in person or by proxy at the Meeting and by the consent of the sole holder of Rayrock Multiple Voting Shares by consent resolution; and

        (ii) if, pursuant to applicable requirements of the OBCA or securities regulatory authorities in the Provinces of Ontario or Quebec, a vote of the holders of the Rayrock Subordinate Voting Shares other than BlackRock is required by such regulatory authorities and Rayrock has not received relief from such authorities, such vote as may be required by the OBCA or such securities regulatory authorities;

     (d) that the requisite shareholders' approval in respect of the BlackRock/Glamis Share Exchange shall be the affirmative vote of not less than a majority of the votes cast in respect thereof by the holders of Rayrock Subordinate Voting Shares other than BlackRock;

     (e) that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Rayrock, including quorum requirements, shall apply in respect of the Meeting; and

     (f)  for the grant of Dissent Rights.

8.2  ARTICLES OF ARRANGEMENT

     The Articles of Arrangement, with such other instruments as are necessary to effect the Arrangement, and subject to the provisions of the Plan of Arrangement, shall provide as follows:

     (a) the authorized share capital of Rayrock shall be increased by the creation of an unlimited number of shares designated common shares ("Rayrock New Common Shares") having the attributes described in subsection 22(3) of the OBCA;

     (b) the authorized share capital of Rayrock shall be decreased by cancelling all of the authorized but unissued Rayrock Subordinate Voting Shares and Rayrock Multiple Voting Shares;

     (c) subject to subsection 8.2(e), each holder of Rayrock Shares (other than Rayrock Shareholders who exercise Dissent Rights and who are ultimately entitled to be paid the fair value of their Rayrock Shares ("Dissenting Shareholders")) shall transfer to Glamis all of the Rayrock Shares owned by such holder in exchange for (i) that number of Glamis Shares or (ii) that number of Glamis Shares and that amount of cash, as is determined pursuant to the terms of the Plan of Arrangement;

     (d) Rayrock shall declare a dividend on the Rayrock Subordinate Voting Shares of the Magin Shares, which shall be distributed to Glamis as the sole holder of Rayrock Shares;

     (e) subject to receipt of the BlackRock/Glamis Share Exchange Approvals, BlackRock shall receive from Glamis in lieu of the Glamis Shares to which it otherwise would be entitled as a Rayrock Shareholder under subsection 8.2(c)(ii):

        (i)  the Magin Shares; and

        (ii) that number of Glamis Shares that is equal to the number of Glamis Shares which it otherwise would have been entitled to receive under subsection 8.2(c)(ii) less that number of Glamis Shares that is equal to the number of Magin Shares multiplied by 0.94;

     and, whether or not the BlackRock/Glamis Share Exchange Approvals are obtained on or before the Effective Date, BlackRock shall be entitled to receive the cash portion of the Cash/Share Consideration to which it otherwise is entitled; and

     (f) immediately following the exchange as outlined in subsections 8.2(c) and 8.2(e) above, each issued and outstanding Rayrock Subordinate Voting Share and Rayrock Multiple Voting Share (all of which shall be held by Glamis) shall be changed into one Rayrock New Common Share.

8.3  RAYROCK STOCK OPTIONS

     On the Effective Date, each of the Rayrock Stock Options outstanding at that date shall be exchanged for an option (a "Glamis Stock Option") to purchase that number of Glamis Shares that is equal to the number of Rayrock Subordinate Voting Shares issuable upon exercise of the Rayrock Stock Option at such time multiplied by the Exchange Ratio. The exercise price per Glamis Share of a Glamis Stock Option shall be equal to the exercise price per share of the related Rayrock Stock Option in effect immediately prior to the Effective Date divided by the Exchange Ratio. If the foregoing calculation results in the Glamis Stock Option being exercisable for a fraction of a Glamis Share, the number of Glamis Shares subject to such Glamis Stock Option shall be rounded down to the next whole number of Glamis Shares and the total exercise price for the option shall be reduced by the exercise price of the fractional Glamis Share. The term to expiry, conditions to and manner of exercising, vesting schedule, the status under Applicable Laws, and all other terms and conditions of the Glamis Stock Options shall otherwise be unchanged from those contained in or otherwise applicable to the related Rayrock Stock Options. Glamis shall reserve a sufficient number of Glamis Shares for issue upon exercise of the Glamis Stock Options provided, however, that the right to exercise such options shall be subject to applicable regulatory and shareholder approvals.

8.4  RAYROCK SHARE APPRECIATION RIGHTS

     On the Effective Date, each of the Rayrock Share Appreciation Rights shall be exchanged for that number of Glamis Share Appreciation Rights which is equal to the number of Rayrock Share Appreciation Rights in effect at such time multiplied by the Exchange Ratio. The base price for the Glamis Share Appreciation Rights shall be equal to the base price of the relevant Rayrock Share Appreciation Rights in effect immediately prior to the Effective Date divided by the Exchange Ratio. The calculation of benefits under the Glamis Share Appreciation Rights and the term to expiry, conditions to and manner of exercising, vesting schedule, the status under Applicable Laws, and all other terms and conditions of the Glamis Share Appreciation Rights shall otherwise be unchanged from those contained in or otherwise applicable to the related Rayrock Share Appreciation Rights.

8.5  RAYROCK SHAREHOLDER ELECTIONS

     Rayrock shall forward to Rayrock Shareholders, with the proxy material for the Meeting, Consideration Election Forms allowing Rayrock Shareholders to elect to receive Cash/Share Consideration in exchange for their Rayrock Shares. If a Rayrock Shareholder has not returned a Consideration Election Form to Rayrock prior to the Election Deadline, such Rayrock Shareholder shall be deemed to have elected to receive 2.4 Glamis Shares for each Rayrock Share held.

8.6  DELIVERY OF GLAMIS SHARES AND CASH TO THE TRUSTEE

     In order to facilitate the exchange of Rayrock Shares for Glamis Shares or a combination of Glamis Shares and cash (or, in the case of BlackRock, a combination of Magin Shares, Glamis Shares and cash, if the BlackRock/Glamis Share Exchange Approvals are obtained) under the Arrangement, the Glamis Shares, Magin Shares and cash to which Rayrock Shareholders would be entitled under the Arrangement and pursuant to the duly completed and returned Consideration Election Forms shall be delivered by Glamis to the Trustee within one Business Day after the Effective Date and the Trustee shall hold such for Rayrock Shareholders in accordance with their entitlements under the Arrangement and pursuant to duly completed and returned Consideration Election Forms.

8.7  TRANSMITTAL LETTERS

     As soon as possible after the Effective Date, Glamis shall cause CIBC Mellon to send (by first class mail) to each person who was a holder of Rayrock Shares immediately prior to the Effective Date at his address shown on Rayrock register of shareholders, a transmittal letter specifying the consideration the person is entitled to receive pursuant to the Arrangement, if any, and shall request those persons to, and they shall, surrender for cancellation the share certificates representing their Rayrock Shares held immediately prior to the Effective Date. CIBC Mellon shall, upon receipt of properly completed transmittal letters give notice of such to Glamis and Glamis shall cause the Trustee to mail (by first class mail) the consideration due to the holder thereof as aforesaid.

8.8  PRE-CLOSING

     Unless this Agreement is terminated earlier pursuant to the provisions hereof, the parties hereto shall meet at the offices of Lang Michener, Suite 2500, BCE Place, 181 Bay Street Toronto, Ontario at 9:00 a.m. on or before the next Business Date after the Rayrock Shareholders approve the Arrangement (or at such other time or on such other date as they may agree) and each party shall deliver to the other party:

     (a) the documents, other than legal opinions, required to be delivered by it hereunder to complete the transactions contemplated hereby, provided that each such document, whether to be dated the Effective Date or not, shall be held in escrow to be released upon the issuance of a Certificate of Arrangement by the Director; and

     (b) written confirmation as to the satisfaction or waiver by it of the conditions in its favour set out herein (other than the acceptance of the Final Order and Articles of Arrangement for filing by the Director).

8.9  FILING OF FINAL ORDER

     As soon as possible after receipt by Rayrock of the Final Order, a certified copy of the Final Order and Articles of Arrangement shall be sent to the Director pursuant to subsection 183(1) of the OBCA with the request that a Certificate of Arrangement be endorsed on the Articles of Amendment.

8.10  CERTIFICATE OF ARRANGEMENT AND CLOSING

     Rayrock shall promptly advise Glamis as to the date on which a Certificate of Arrangement has been issued by the Director and the documents held in escrow pursuant to subsection 8.8(a) shall, upon such acceptance, be released and the parties shall exchange such other documents as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement and the Arrangement, including, without limitation, the delivery of required legal opinions.

                                   ARTICLE IX

                                    GENERAL

9.1  NOTICE

     All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person. The date of receipt of any such notice or other communication if delivered personally shall be deemed to be the date of delivery thereof, if sent by mail the date of receipt thereof, or if sent by facsimile transmission the date of such transmission.

    If to Glamis:

     Glamis Gold Ltd.
     310-5190 Neil Road
     Reno, Nevada
     89503

    Fax: (702) 827-5044
    Attention: C. Kevin McArthur, President and Chief Executive Officer

     with a copy to:

     Lang Michener Lawrence & Shaw
     1500 Royal Centre
     1055 West Georgia Street
     P.O. Box 11117
     Vancouver, British Columbia
     V6E 4N7

     Fax: (604) 685-7084
     Attention: G. Barry Finlayson

    If to Rayrock:

     Rayrock Resources Inc.
     30 Soudan Avenue
     Suite 500
     Toronto, Ontario
     M4S 1V6

     Fax: (416) 489-0096
     Attention: James E. Askew

    With a copy to:

     Bennett Jones
     Suite 3400, 1 First Canadian Place
     P. O. Box 130
     Toronto, Ontario
     M5X 1A4

     Fax: (416) 863-1716
     Attention: John W. Sabine

Any such notice, direction or other instrument, whether delivered or transmitted by facsimile transmission, shall be deemed to have been given at the time and on the date on which it was delivered to or received in the office of the addressee, as the case may be, if delivered or transmitted prior to 5:00 p.m. (at the place of the addressee) on a Business Day or, if transmitted later than that time, at 9:00 a.m. (at the place of the addressee) on the subsequent Business Day. Either party hereto may change its address for service from time to time by notice given to the other party hereto in accordance with the foregoing. Any notice, direction or other instrument delivered under this Agreement shall be signed by one or more duly authorized officers of the party delivering it.

The delivery of any notice, direction or other instrument or a copy thereof, to a party hereunder shall be deemed to constitute the representation and warranty of the party who has delivered it to the other party that such delivering party is authorized to deliver such notice, direction or other instrument at such time under this Agreement (unless the receiving party has actual knowledge to the contrary) and the receiving party shall not be required to make any inquiry to confirm such authority.

9.2  AMENDMENT

     This Agreement may, at any time, and from time to time before and after the holding of the Meeting but not later than the Effective Date, be amended by written agreement of Glamis and Rayrock (or, in the case of a waiver, by written instrument of the party given the waiver) without, subject to Applicable Laws and the BlackRock/Glamis Agreement, further notice to or authorization on the part of Rayrock Shareholders or the Court. Without limiting the generality of the foregoing, any such amendment may:

     (a) change the time for performance of any of the obligations or acts of the parties hereto;

     (b) waive any inaccuracies or modify any representation contained herein or in any documents to be delivered pursuant hereto; and

     (c) waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the parties hereto;

provided that, notwithstanding the foregoing, the terms of the Arrangement and this Agreement shall not be amended in a manner prejudicial to Rayrock Shareholders without the approval of such shareholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

9.3  AMENDMENT RESULTING FROM FINAL ORDER

     This Agreement and the Arrangement may be amended in accordance with the Final Order by written agreement of Glamis and Rayrock, provided that if the terms of the Final Order require any such amendment, the rights of the parties hereto under sections 4.1, 4.2 and 9.2 shall remain unaffected.

9.4  BINDING EFFECT

     This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors.

9.5  EQUITABLE REMEDIES

     All covenants herein as to the enforceability of any covenant, agreement or document shall be qualified as to applicable bankruptcy and other laws affecting the enforcement of creditors' rights generally and to the effect that specific performance, being an equitable remedy, may not be ordered by a court in any particular circumstances.

9.6  PUBLIC STATEMENTS

     Except as required by Applicable Laws, neither Glamis nor Rayrock shall make any public announcement or statement with respect to the Arrangement or this Agreement without the approval of the other party. Moreover, in any event, each party agrees to give prior notice to the other party of any public announcement relating to the Arrangement or its affairs and agrees to consult with the other party prior to issuing any such public announcement.

9.7  ENTIRE AGREEMENT

     This Agreement:

     (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between Rayrock and Glamis relating to the subject matter hereof;

     (b) is not intended to confer upon any other person any rights or remedies; and

     (c)  shall not be assigned by operation of law or otherwise hereunder.

9.8  TIME OF ESSENCE

     Time shall be of the essence of this Agreement.

9.9  SEVERABILITY

     If any provision of this Agreement, or the application thereof, is determined for any reason and to any extent to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons and circumstances shall remain in full force and effect, provided that the legal or economic substance of the transactions contemplated hereby is not thereby affected in a manner adverse to either party.

9.10  COUNTERPART EXECUTIONS AND FACSIMILE TRANSMISSIONS

     This Agreement may be executed in counterparts, each of which when delivered (whether in originally executed form or by facsimile transmission) shall be deemed to be an original and all of which together shall constitute one and the same document.

9.11  COMMISSIONS

     Glamis and Rayrock represent and warrant to each other that, except for Merrill Lynch and Loewen, Ondatje, McCutcheon Limited in the case of Glamis and N M Rothschild & Sons Canada Limited and Griffiths McBurney & Partners in the case of Rayrock, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Arrangement.

9.12  EXPENSES

     Each party shall be responsible for its own expenses relating to the Arrangement including, without limitation, regulatory fees and fees of professional advisers, including legal counsel and auditors.

9.13  NOTIFICATION OF CERTAIN MATTERS

     Each party shall give prompt notice to the other of:

     (a) the occurrence or failure to occur of any event, which occurrence or failure would cause or may cause any representation or warranty on its part contained in this Agreement to be untrue or incorrect in any respect at any time from the date of this Agreement to the Effective Date; and

     (b) any failure of such party, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

9.14  INVESTIGATION

     Any investigation by a party and its advisers shall not mitigate, diminish or effect the representations and warranties of the other party contained in this Agreement or any document or certificate given pursuant thereto.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                            RAYROCK RESOURCES INC.

                                            By: (signed) JAMES E. ASKEW

                                            By: (signed) JOHN W. W. HICK

                                            GLAMIS GOLD LTD.

                                            By: (signed) C. KEVIN MCARTHUR

                                            By: (signed) DANIEL J. FORBUSH

                           EXHIBIT 1 TO EXHIBIT 10.51

                              PLAN OF ARRANGEMENT

     IN THE MATTER OF AN ARRANGEMENT between Rayrock Resources Inc., the holders from time to time of the issued and outstanding shares in the capital of Rayrock Resources Inc., and Glamis Gold Ltd. pursuant to section 182 of the Business Corporations Act (Ontario).

                                   ARTICLE I

                                 INTERPRETATION

1.01 In this Plan of Arrangement, unless the context otherwise requires, the following words and phrases shall have the meanings hereinafter set out:

     "ARRANGEMENT" means the arrangement under the provisions of section 182 of the OBCA as described herein;

     "ARRANGEMENT AGREEMENT" means the agreement made as of the 25th day of January, 1999 between Glamis and Rayrock entered into for the purpose of effecting the Arrangement;

     "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Rayrock relating to the Arrangement;

     "BLACKROCK" means BlackRock Ventures Inc., a corporation governed by the Canada Business Corporations Act;

     "BLACKROCK/GLAMIS SHARE EXCHANGE" means the acquisition by BlackRock pursuant to the terms of this Plan of Arrangement, as partial consideration for the exchange of its Rayrock Shares, of the Magin Shares in lieu of 3,088,652 Glamis Shares to which BlackRock otherwise would be entitled;

     "BLACKROCK/GLAMIS SHARE EXCHANGE APPROVALS" means all necessary regulatory and shareholder approvals of the BlackRock/Glamis Share Exchange;

     "BUSINESS DAY" means a day which is not a Saturday, Sunday or a civic or statutory holiday, within the meaning of the Interpretation Act (Canada), in Toronto, Ontario or Vancouver, British Columbia;

     "CASH/SHARE CONSIDERATION" means 1.6 Glamis Shares and $3.00 cash to be issued and paid to a Rayrock Shareholder in exchange for each Rayrock Share pursuant to an Election;

     "CERTIFICATE OF ARRANGEMENT" means the certificate of arrangement giving effect to the Arrangement, endorsed by the Director pursuant to subsection 183(2) of the OBCA on the Articles of Arrangement;

     "CIBC MELLON" means CIBC Mellon Trust Company, Rayrock's registrar and transfer agent;

     "CONSIDERATION ELECTION FORM" means a form delivered to Rayrock Shareholders whereby they may elect to receive Cash/Share Consideration in exchange for Rayrock Shares;

     "COURT" means the Ontario Court (General Division);

     "DIRECTOR" means the Director appointed under section 278 of the OBCA;

     "DISSENT RIGHT" means the right of dissent and appraisal provided for in
     Article IV hereof;

     "DISSENTING SHAREHOLDER" means a Rayrock Shareholder who has exercised a Dissent Right pursuant to Article IV hereof and who is ultimately entitled to be paid the fair value of the Rayrock Shares held by such Rayrock Shareholder;

     "EFFECTIVE DATE" means the date shown on the Certificate of Arrangement;

     "ELECTION" means the election duly and properly made by a Rayrock Shareholder pursuant to the Consideration Election Form to receive Cash/Share Consideration in exchange for each Rayrock Share held;

     "ELECTION DEADLINE" means, with respect to the delivery of the Consideration Election Form, the Business Day immediately preceding the day of the Meeting or any adjournment thereof;

     "EXCHANGE RATIO" means 2.71;

     "GLAMIS" means Glamis Gold Ltd. a company governed by the Company Act (British Columbia);

     "GLAMIS SHARE APPRECIATION RIGHTS" means share appreciation rights which are to be granted by Glamis in exchange for Rayrock Share Appreciation Rights, in accordance with this Plan of Arrangement;

     "GLAMIS SHARES" means the common shares without par value in the capital of Glamis;

     "GLAMIS STOCK OPTIONS" means options to acquire Glamis Shares which are to be granted by Glamis in exchange for Rayrock Stock Options, in accordance with this Plan of Arrangement;

     "ITA" means the Income Tax Act (Canada), R.S.C. 1985, c.1(5th supplement) as amended and in force on the date of this Plan of Arrangement, including the regulations promulgated thereunder;

     "MAGIN SHARES" means the 3,285,800 common shares in the capital of Magin Energy Inc. owned by Rayrock;

     "MEETING" means the special meeting of Rayrock Shareholders called for the purpose of considering, among other things, the Arrangement Resolution and the BlackRock/Glamis Share Exchange Resolution, including any adjournment or adjournments thereof;

     "NYSE" means the New York Stock Exchange;

     "OBCA" means the Business Corporations Act (Ontario), as now enacted or as the same may be amended from time to time;

     "RAYROCK" means Rayrock Resources Inc., a corporation governed by the OBCA;

     "RAYROCK MULTIPLE VOTING SHARES" means the multiple voting shares in the capital of Rayrock;

     "RAYROCK SHARE APPRECIATION RIGHTS" means share appreciation rights granted by Rayrock prior to January 25, 1999;

     "RAYROCK SHAREHOLDER" means a holder of Rayrock Shares;

     "RAYROCK SHARES" means the issued and outstanding Rayrock Multiple Voting Shares and Rayrock Subordinate Voting Shares, collectively;

     "RAYROCK STOCK OPTIONS" means options to acquire Rayrock Subordinate Voting Shares granted by Rayrock prior to January 25, 1999;

     "RAYROCK SUBORDINATE VOTING SHARES" means the subordinate voting shares in the capital of Rayrock;

     "STOCK EXCHANGES" means the TSE and the NYSE, collectively; and

     "TSE" means The Toronto Stock Exchange.

                                   ARTICLE II

                             ARRANGEMENT AGREEMENT

2.1 The Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement.

                                  ARTICLE III

                                THE ARRANGEMENT

3.1 On the Effective Date, subject to the provisions of Articles IV and V hereof, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

     (a) the authorized share capital of Rayrock shall be increased by the creation of an unlimited number of shares designated common shares ("Rayrock New Common Shares") having the attributes described in subsection 22(3) of the OBCA;

     (b) the authorized share capital of Rayrock shall be decreased by cancelling all of the authorized but unissued Rayrock Subordinate Voting Shares and Rayrock Multiple Voting Shares;

     (c) each Rayrock Shareholder who does not make the Election by the Election Deadline shall be deemed not to have made the Election. Each Rayrock Share held by each such non-electing Rayrock Shareholder (other than a Dissenting Shareholder) shall be, and be deemed to be, transferred to Glamis, subject to subsection 3.1(f), in exchange for 2.4 Glamis Shares;

     (d) the Rayrock Shares of each Rayrock Shareholder who makes the Election by the Election Deadline shall be, and be deemed to be, transferred to Glamis, subject to subsection 3.1(f), in exchange for the Cash/Share Consideration;

     (e) Rayrock shall declare a dividend on the Rayrock Subordinate Voting Shares of the Magin Shares, which shall be distributed to Glamis as the sole holder of Rayrock Shares;

     (f) provided that the BlackRock/Glamis Share Exchange Approvals are received on or prior to the Effective Date, BlackRock shall receive in lieu of the number of Glamis Shares which it otherwise would be entitled to receive pursuant to subsection 3.1(d):

        (i)  the Magin Shares; and

        (ii) that number of Glamis Shares that is equal to the number of Glamis Shares which it otherwise would have been entitled to receive pursuant to subsection 3.1(d) less that number of Glamis Shares that is equal to the number of Magin Shares multiplied by 0.94;

     and, whether or not the BlackRock/Glamis Share Exchange Approvals are obtained on or before the Effective Date, BlackRock shall receive the cash portion of the Cash/Share Consideration to which it otherwise is entitled; provided that if the BlackRock/Glamis Share Exchange Approvals are not received on or prior to the Effective Date, BlackRock shall receive the Cash/Share Consideration in exchange for its Rayrock Shares;

     (g) no fractional Glamis Shares will be issued in connection with the foregoing and a Rayrock Shareholder otherwise entitled to receive a fraction of a Glamis Share shall instead be entitled to receive an amount in cash determined on the basis of a whole Glamis Share being valued at $3.75;

     (h) each of the Rayrock Stock Options shall, subject to all necessary regulatory and shareholder approvals, be exchanged for a Glamis Stock Option to purchase that number of Glamis Shares that is equal to the number of Rayrock Subordinate Voting Shares issuable upon exercise of the Rayrock Stock Option at such time multiplied by the Exchange Ratio. The exercise price per Glamis Share of a Glamis Stock Option shall be equal to the exercise price per share of the relevant Rayrock Stock Option in effect immediately prior to the Effective Date divided by the Exchange Ratio. If the foregoing calculation results in the Glamis Stock Option being exercisable for a fraction of a Glamis Share, the number of Glamis Shares subject to such option shall be rounded down to the next whole number of Glamis Shares and the total exercise price for the option shall be reduced by the exercise price of the fractional Glamis Share. The term to expiry, conditions to and manner of exercising, vesting schedule, the status under applicable laws, and all other terms and conditions of the Glamis Stock Options otherwise shall be unchanged from those contained in or otherwise applicable to the related Rayrock Stock Option, provided, however, that the right to exercise such Glamis Stock Options shall be subject to applicable regulatory and shareholder approvals;

     (i) Rayrock Share Appreciation Rights which are outstanding immediately prior to the Effective Date shall, subject to all necessary regulatory and shareholder approvals, be exchanged for such number of Glamis Share Appreciation Rights as are equal to the number of Rayrock Share Appreciation Rights in effect at such time multiplied by the Exchange Ratio. The base price for the Glamis Share Appreciation Rights shall be equal to the base price of the relevant Rayrock Share Appreciation Rights in effect immediately prior to the Effective Date divided by the Exchange Ratio. The calculation of benefits under the Glamis Share Appreciation Rights thereafter shall relate to the market price from time to time of Glamis Shares and the term to expiry, conditions to and manner of exercising, vesting schedule, the status under applicable laws, and all other terms and conditions of the Glamis Share Appreciation Rights otherwise shall be unchanged from those contained in or otherwise applicable to the Rayrock Share Appreciation Rights;

     (j) the names of the Rayrock Shareholders shall be removed from the registers of holders of Rayrock Shares;

     (k) Glamis shall become the holder of all Rayrock Shares whether exchanged for Glamis Shares or Glamis Shares and cash or, in the case of BlackRock, Glamis Shares, cash and, if applicable, Magin Shares; and

     (l) each issued and outstanding Rayrock Subordinate Voting Share and Rayrock Multiple Voting Share shall be changed into one Rayrock New Common Share, and the share registers of Rayrock shall be revised accordingly.

3.2 Notwithstanding that the transactions or events set out in section 3.1 shall occur and shall be deemed to occur in the order therein set out without any further act or formality, each of Rayrock and Glamis agree to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required by it in order to further document or evidence any of the transactions or events set out in subsection 3.1 including, without limitation, any resolutions of directors authorizing the issue, transfer or purchase for cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefor and any necessary additions to or deletions from share registers.

3.3 For purposes of the OBCA, the aggregate stated capital attributable to Rayrock New Common Shares shall be equal to the aggregate stated capital attributable to the Rayrock Subordinate Voting Shares and Rayrock Multiple Voting Shares changed into Rayrock New Common Shares, as it was immediately prior to the Effective Date.

                                   ARTICLE IV
                               RIGHTS OF DISSENT

4.1 Rayrock Shareholders may exercise rights of dissent ("Dissent Rights") in respect of the Arrangement pursuant to the Interim Order and in the manner set forth in section 185 of the OBCA and this section 4.1. Shareholders who duly exercise Dissent Rights with respect to their Rayrock Shares ("Dissenting Shares") and who:

     (a) are ultimately entitled to be paid fair value for their Dissenting Shares shall be deemed to have transferred their Dissenting Shares to Rayrock for cancellation immediately before the effective time of the Arrangement on the Effective Date; or

     (b) for any reason are ultimately not entitled to be paid fair value for their Dissenting Shares, shall be deemed to have participated in the Arrangement on the same basis as a Rayrock Shareholder who is not a Dissenting Shareholder and shall receive Glamis Shares on the same basis as every other Rayrock Shareholder who has not made an Election, as provided in subsection 3.1(c);

but in no case shall Rayrock be required to recognize such persons as holding Rayrock Shares on or after the Effective Date.

                                   ARTICLE V
                                   ELECTIONS

5.1 Rayrock Shareholders making the Election must deposit a properly completed and signed Consideration Election Form with CIBC Mellon by the Election Deadline. Glamis, acting reasonably, shall have the discretion to determine whether Consideration Election Forms have been properly completed, signed and submitted and to disregard immaterial defects in Consideration Election Forms. The decision of Glamis acting reasonably in such matters shall be conclusive and binding. Neither Glamis nor CIBC Mellon shall be under any obligation to notify any person of any defect in a Consideration Election Form submitted. A Consideration Election Form may not be revoked after receipt thereof by CIBC Mellon.

5.2 A Rayrock Shareholder of record who holds Rayrock Shares as a nominee, custodian, depository, trustee or in any other representative capacity for beneficial owners of Rayrock Shares may submit multiple Consideration Election Forms.

5.3 A Rayrock Shareholder who does not deposit a Consideration Election Form with CIBC Mellon by the Election Deadline or whose Election is defective or incomplete shall be deemed not to have made the Election, and the Rayrock Shares held by such Rayrock Shareholder (other than a Dissenting Shareholder) shall be transferred to Glamis on the basis of 2.4 Glamis Shares for each Rayrock Share held.

5.4 Rayrock shall use all reasonable efforts to mail the Consideration Election Form to all persons who become Rayrock Shareholders during the period between the date of mailing of the Rayrock management information circular relating to the Meeting and the close of business (Toronto time) on the day that is seven calendar days prior to the date of the Meeting and to make the Consideration Election Form available to all persons who become Rayrock Shareholders subsequent to such day and no later than the Election Deadline.

                                   ARTICLE VI
                                  CERTIFICATES

6.1 After the Effective Date, certificates formerly representing Rayrock Shares which are held by a Rayrock Shareholder shall represent only the right to receive certificates representing Glamis Shares (or Magin Shares, to the extent BlackRock is entitled to receive Magin Shares in lieu of Glamis Shares) and the right, subject to subsection 3.1(d), to receive cash pursuant to valid Elections so made by the Rayrock Shareholder and cash in lieu of receiving a fractional Glamis Share, all in accordance with the terms of the Arrangement.

6.2 No dividends or other distributions declared or made after the Effective Date with respect to the Glamis Shares with a record date after the Effective Date shall be payable or paid to the holder of any unsurrendered certificate or certificates which, immediately prior to the Effective Date, represented outstanding Rayrock Shares.

6.3 As soon as reasonably practicable after the Effective Date, CIBC Mellon shall forward to each Rayrock Shareholder, at the address of such Rayrock Shareholder as it appears on the appropriate register for such securities, a letter of transmittal and instructions for obtaining delivery of the certificate or certificates representing the Glamis Shares (or Magin Shares, to the extent BlackRock is entitled to receive Magin Shares in lieu of Glamis Shares) allotted and issued to such holder pursuant to the Arrangement and any cash due to the Rayrock Shareholder under the Arrangement pursuant to a properly made Election. Rayrock Shareholders may take delivery of the certificate or certificates representing the Glamis Shares (or Magin Shares to the extent BlackRock is entitled to receive Margin Shares in lieu of Glamis Shares) allotted and issued to them and cash to which they may be entitled pursuant to the Arrangement by delivering the certificates representing the Rayrock Shares formerly held by them to CIBC Mellon at the offices indicated in the letter of transmittal. Such certificates shall be accompanied by a duly completed letter of transmittal together with such other documents as CIBC Mellon and the Trustee may require and the certificates representing the Glamis Shares (or Magin Shares, in the case of BlackRock) issued to and a cheque for any cash due to such Rayrock Shareholder shall be registered in, or made payable to such name or names and delivered to such address or addresses as such Rayrock Shareholder may direct in such letter of transmittal as soon as reasonably practicable after receipt by CIBC Mellon of the required certificates and documents.

6.4 Any certificate which immediately prior to the Effective Date represented outstanding Rayrock Shares which has not been surrendered, with all other instruments required by this Article VI, on or prior to the sixth anniversary of the Effective Date, shall cease to represent any claim against or interest of any kind or nature in Rayrock, Glamis, Magin, CIBC Mellon or the Trustee.

                                  ARTICLE VII
           TAX ELECTION FORMS UNDER SECTION 85 OF THE INCOME TAX ACT

7.1 Each Rayrock Shareholder who wishes to avail himself of the elective provisions of section 85 of the ITA in respect of the exchange of property described in subsections 3.1(c) and 3.1(d) hereof shall provide to Glamis, on or before December 31, 1999, a properly-completed T2058, for partnerships, or T2057 election form (or such other form which is prescribed for the purposes of section 85 of the ITA from time to time) and Glamis shall execute such form as transferee, provided such form is received by Glamis on or before December 31, 1999, and shall return such form, duly executed, to such Rayrock Shareholder at the address provided on the form for filing by such Rayrock Shareholder. Glamis shall not be responsible for any loss or damage resulting from such an election being incomplete or invalid or from the late filing of such form, and proper completion, timely filing and validity of the election shall be the sole responsibility of the Rayrock Shareholder.

                           EXHIBIT 2 TO EXHIBIT 10.51

                      SUBSIDIARIES AND OTHER CORPORATIONS
                        IN WHICH GLAMIS HAS AN INTEREST
                               NOVEMBER 18, 1998
                                     (LOGO)

                           EXHIBIT 3 TO EXHIBIT 10.51

                      SUBSIDIARIES AND OTHER CORPORATIONS
                        IN WHICH RAYROCK HAS AN INTEREST
                                     (LOGO)

                           EXHIBIT 4 TO EXHIBIT 10.51

                              AFFILIATE AGREEMENT

Glamis Gold Ltd.
310 - 5190 Neil Road
Reno, Nevada
89502

Gentlemen:

     Pursuant to the terms of the Arrangement Agreement dated as of January 25, 1999 (the "Agreement") between Glamis Gold Ltd., a company incorporated under the laws of the Province of British Columbia ("Glamis") and Rayrock Resources Inc., a corporation amalgamated under the laws of the Province of Ontario ("Rayrock"), Glamis shall acquire Rayrock through a statutory arrangement with Rayrock and its shareholders pursuant to provisions of the Business Corporations Act (Ontario) (the "Arrangement"). Certain capitalized terms used but not defined herein shall, unless the context requires otherwise, have the respective meanings ascribed to them in the Agreement.

     The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of Rayrock, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     The undersigned understands that the representations, warranties and covenants set forth herein shall be relied upon by Glamis, shareholders of Glamis, Rayrock, other shareholders of Rayrock and their respective counsel.

     The undersigned represents and warrants to and agrees with Glamis that:

     1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

     2. The undersigned has carefully read this Affiliate Agreement and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Glamis Shares, to the extent the undersigned felt necessary, with its counsel or counsel for Rayrock.

     3. The undersigned shall not make any sale, transfer or other disposition of Glamis Shares in violation of the Act or the Rules and Regulations.

     4. The undersigned has been advised that the issuance of Glamis Shares to the undersigned in connection with the Arrangement is exempt from registration under the Act. However, the undersigned has also been advised that, since, at the time the Arrangement was submitted for a vote of the Rayrock Shareholders, the undersigned may be deemed to have been an affiliate of Rayrock and the distribution by the undersigned of any Glamis Shares has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Glamis Shares issued to the undersigned in the Arrangement unless (i) such sale, transfer or other disposition has been registered under the Act, or (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 or (if the undersigned is not an affiliate of Glamis or if an affiliate of Glamis, solely by virtue of holding a position as a director or officer of Glamis) Rule 904 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Glamis, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     5. The Undersigned understands that persons who shall be an affiliate of Glamis after the Arrangement and persons who are an affiliate of either Rayrock or Glamis prior to the Arrangement may not resell the Glamis Shares received by them under the Arrangement in the absence of registration under the Act, unless an exemption from registration is available, such as the exemption contained in Rule 145(d) under the Act, or unless registration is not required pursuant to the exclusion from registration provided by Regulation S under the Act.

        The undersigned also understands that in general under Rule 145(d) as currently in effect, persons who shall be an affiliate of Glamis after the Arrangement and persons who are affiliates of either Glamis or Rayrock prior to the Arrangement shall be entitled to resell during any three-month period that number of Glamis Shares that does not exceed the greater of one percent of the then outstanding securities of such class, or, if such securities are listed on a United States securities exchange, the average weekly trading volume of such securities during the four-week period preceding the date of sale, subject to certain restrictions on manner of sale, notice requirements, aggregation rules and the availability of public information about Glamis. Former affiliates of Glamis or Rayrock who are not affiliates of Glamis after the Arrangement and who hold their Glamis Shares for a period of one year after the Arrangement, may resell their Glamis Shares without regard to the volume and manner of sale limitations set forth in the preceding sentence, subject to the availability of certain public information about Glamis. Former affiliates of Glamis or Rayrock who hold their Glamis Shares for a period of two years after the Arrangement may freely resell such Glamis Shares provided that such persons have not been an affiliate of Glamis during the three-month period preceding the resale.

        Glamis is under no obligation to register the sale, transfer or other disposition of Glamis Shares by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available. Glamis agrees that it shall make available adequate current public information as required by Rule 144(c) promulgated by the Commission under the Act.

     6. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) all the Rayrock Shares and options to purchase Rayrock Shares indicated below (the "Rayrock Securities"). Except for the Rayrock Securities, the undersigned does not beneficially own any Rayrock Shares or any other equity securities of Rayrock or any options, warrants or other rights to acquire any equity securities of Rayrock.

     Number of Rayrock Shares beneficially owned by the undersigned:
     -----------------------------

     Number of Rayrock Shares subject to options beneficially owned by the undersigned:
---------------
                                          Very truly yours,

                                          --------------------------------------
                                          (print name of shareholder above)

                                          By:
                                            Title:
Accepted this
----------------------------------------------
day of
------------------------------------------------------------ ,
1999 by
GLAMIS GOLD LTD.
By:
    Name:
    Title:

                           EXHIBIT 5 TO EXHIBIT 10.51

                        DISCLOSURE EXCEPTIONS OF RAYROCK

                    LIST OF PERSONS ASSOCIATED WITH RAYROCK
      OR ITS SUBSIDIARIES WHO ARE ENTITLED TO LUMP SUM SEVERANCE PAYMENTS
                 UPON TERMINATION OF THEIR EMPLOYMENT OR OFFICE

The following officers and employees of Rayrock and subsidiary companies (including Cordex) have employment contracts or benefits which fall under the above description:

                                 James E. Askew
                              Keith M. Belingheri
                                C. Bruce Burton
                                 Joan I. Conway
                               Michael B. Crombie
                                David A. Hutton
                                Andy B. Wallace
                                Morris T. Worley

Employment contracts may exist with certain employees in Chile, including:

                                 Jerry Spencer
                               Charles Suffredini

Fixed term contracts exist with:

                        John W. W. Hick Consultants Inc.
                                Walter Steuerman

Contracts with the following may provide for residual payments upon early termination:

                                  John P. Hunt
                               Francis S. O'Kelly
                                 Charles Ronkos

                           SUBSIDIARY REORGANIZATION

     Rayrock is engaged in a reorganization of its subsidiaries in connection with the migration of Rayrock Finance Company, a wholly-owned subsidiary, from Ireland to Barbados.